March 24, 2000


eMarketplace, Inc.
255 West Julian Street, Suite 100
San Jose, CA 95110

Attention:        Robert Wallace
                  Chairman


Re:      Private Placement of Securities

Gentlemen:

This letter will confirm the understanding and agreement between U.S. Bancorp Piper Jaffray Inc. ("U.S. Bancorp Piper Jaffray") and eMarketplace, Inc. (the "Company") as follows:

1. ENGAGEMENT. The Company hereby engages U.S. Bancorp Piper Jaffray as the Company's financial advisor to assist with, among other transactions, the proposed offering (the "Placement") of common stock (the "Securities") of the Company. U.S. Bancorp Piper Jaffray hereby accepts the engagement upon the terms and conditions set forth in this agreement.

         As currently contemplated, the Placement will be of Securities with gross proceeds of up to $30.0 million. Subject to material adverse developments affecting the Company which become known to us and to market conditions at the time of the offering, U.S. Bancorp Piper Jaffray will work with the Company in identifying potential investors and will use U.S. Bancorp Piper Jaffray's reasonable efforts to assist in arranging sales of the Securities to investors subject, in the case of each proposed investor, to the prior approval of the Company.

         The offering will be made by use of your publicly filed reports and such other materials as you shall furnish and approve and are necessary or appropriate for the proposed offering ("Offering Materials"). U.S. Bancorp Piper Jaffray will consult with the Company in planning the Placement and review with the Company and its counsel all Offering Materials. The Company shall make available to U.S. Bancorp Piper
eMarketplace, Inc.
March 24, 2000
Page 2

         Jaffray such documents and other information as U.S. Bancorp Piper Jaffray shall reasonably request. Offers and sales of the Securities will be made in accordance with the Regulation D, Rule 506, safe harbor exemption from registration under the Federal Securities Act of 1933, as amended (the "Act") and other available exemptions under the Act, and applicable state or other jurisdiction securities laws. Both U.S. Bancorp Piper Jaffray and the Company agree to comply with applicable federal and state securities laws with respect to all offers and sales of the Securities. The Company, with the advice of legal counsel, shall take all steps necessary, to assure the availability of exemptions from registration or qualification in each jurisdiction in which U.S. Bancorp Piper Jaffray may reasonably request to conduct the Placement of Securities.

         The Company may in its discretion postpone, abandon or terminate the Placement prior to closing. Until this agreement is terminated, or until U.S. Bancorp Piper Jaffray declines to participate in the Placement, the Company will not make any commitment with any other financial advisor, placement agent or securities broker/dealer to participate in the Placement without U.S. Bancorp Piper Jaffray's prior written consent.

         U.S. Bancorp Piper Jaffray shall have first right to lead any Public Offering, Private Placement or M&A Advisory Engagement for the Company for a period of twelve months from the date of this agreement, exclusive of any rights granted under an Engagement Letter Agreement, by and between Full Moon Interactive, Inc. and Donaldson, Lufkin & Jenrette, dated February 28, 2000.

2. FEES. The Company will pay to U.S. Bancorp Piper Jaffray in cash at any closing of the sale of Securities by the Company or its affiliates, a selling commission of six percent (6%) of the gross proceeds by the Company on all sales of the Securities made in such closing, including sales to any entity affiliated or associated with U.S. Bancorp Piper Jaffray.

         U.S. Bancorp Piper Jaffray shall also be paid six percent of the gross proceeds by the Company in connection with any financing of the Company or any affiliate involving the issuance of equity, or debt with an equity participation (also referred to herein as "Securities"), consummated pursuant to any agreement, commitment or understanding, oral or written, which is entered into (a) during the term of this engagement, or (b) within six months after any termination of this engagement; provided, however, that in the case of termination by U.S. Bancorp Piper Jaffray prior to such a closing, such commission will only extend to securities sold to investors who have, verbally or in writing, contacted the Company or U.S. Bancorp Piper Jaffray or have been contacted by U.S. Bancorp Piper Jaffray or the Company prior to such termination. In the case of such termination by U.S. Bancorp Piper Jaffray, U.S. Bancorp Piper Jaffray shall deliver to the Company, reasonably promptly following the date of such termination, a schedule listing such investors.

eMarketplace, Inc.
March 24, 2000
Page 3

3. EXPENSES. In addition, the Company, whether or not a closing shall occur, will pay or cause to be paid all expenses and fees relating to the preparation, printing, filing, delivery and shipping of the Offering Materials and any amendment or supplement thereto (including, without limitation, all expenses and fees of the Company's accountants and counsel); the fees and expenses of any transfer agent or registrar; the filing fees and fees and expenses of counsel incurred in connection with the qualification or exemption of the Securities for offering and sale under the securities laws of the states and other jurisdictions which U.S. Bancorp Piper Jaffray shall reasonably designate; and, to the extent provided below, the out-of-pocket expenses of U.S. Bancorp Piper Jaffray incurred in connection with their investigation, preparing to market and marketing the Securities. Whether or not a closing shall occur, the Company shall promptly reimburse U.S. Bancorp Piper Jaffray for all its legal fees (which shall not exceed $30,000) and disbursements, travel and other reasonable out-of-pocket expenses incurred in connection with the Placement which shall not exceed $40,000 in the aggregate without prior written approval from the Company. These expenses shall be paid upon receipt by the Company of an invoice from U.S. Bancorp Piper Jaffray.

4. INDEMNIFICATION AND CONTRIBUTION. As more fully described in Exhibit A hereto, the Company will indemnify and hold U.S. Bancorp Piper Jaffray harmless from and against all claims, liabilities, losses, damages and expenses incurred, including fees and disbursements of counsel, related to or arising out of this engagement or the Placement. Exhibit A is hereby incorporated into this agreement by reference and made a part hereof.

5. TERMINATION. This agreement shall be terminable by the Company or U.S. Bancorp Piper Jaffray upon ten days' written notice to the other party and in no event longer than one (1) year; provided, however, no such notice may be given prior to ninety (90) days from the date hereof. The fee, expense reimbursement and representation, warranty and agreement provisions of this agreement and the indemnity, contribution and other provisions of Exhibit A to this agreement shall survive any termination of this agreement.

6. REPRESENTATIONS, WARRANTIES AND AGREEMENTS OF THE COMPANY. The Company represents and warrants to, and agrees with, U.S. Bancorp Piper Jaffray that:

         (a) the Securities will be offered and sold by the Company in compliance with the requirements for the exemption from registration pursuant to Section 5 of the Act and with all other securities laws and regulations. The Company will file appropriate notices with the Securities and Exchange Commission and with other applicable securities authorities;

eMarketplace, Inc.
March 24, 2000
Page 4

         (b) directly or through the Offering Materials, the Company shall furnish to investors all information material to investors under applicable securities laws, which information will not contain any untrue statement of a material fact or omit to state a material fact required to be stated or necessary to make the statements made not misleading;

         (c) the Company will not, for a period of six months following the final closing date of the Placement, offer for sale or sell any securities unless, in the opinion of U.S. Bancorp Piper Jaffray's counsel, such offer or sale does not jeopardize the availability of exemptions from the registration and qualification requirements under applicable securities laws with respect to the Placement. The Company has not engaged in any such offering during the six months prior to the date of this agreement;

         (d) the execution, delivery and performance of this agreement and the Placement of the Securities will not violate any provision of the Articles of Incorporation or Bylaws of the Company or any agreement or other instrument to which the Company is a party or by which it is bound. Any necessary approvals, governmental and private, will be obtained by the Company prior to any closing.

         (e) the sales of the Securities will be evidenced by a purchase agreement (the "Purchase Agreement") between the Company and the investors. The form of Purchase Agreement shall be reasonably satifactory to U.S. Bancorp Piper Jaffray. The Purchase Agreement will require the Company to file, promptly after it has signed and delivered the Purchase Agreement(s), a registration statement with the Securities and Exchange Commission (the "SEC") for the resale from time to time of the Securities to be issued under the Purchase Agreement. The Company will not modify the Purchase Agreement or execute and deliver additional Purchase Agreements after the time it has filed the Registration Statement without the written consent of U.S. Bancorp Piper Jaffray.

At each closing of the sale of Securities, the Company will provide U.S. Bancorp Piper Jaffray with a certificate indicating the foregoing are true and correct as of such closing. In addition, the Company will, at each closing, furnish to U.S. Bancorp Piper Jaffray an opinion of counsel to the Company, in form satisfactory to U.S. Bancorp Piper Jaffray and its counsel. U.S. Bancorp Piper Jaffray may rely on the representations, warranties and opinions made or given by the Company or its counsel to any purchaser of Securities.

7. NOTICES. All notices or communications hereunder will be in writing and mailed, faxed or delivered by hand as follows:

eMarketplace, Inc.
March 24, 2000
Page 5


                  If to U.S. Bancorp Piper Jaffray Inc.:


                           U.S. Bancorp Piper Jaffray Inc.
                           353 Sacramento Street, Suite 1600
                           San Francisco, CA  94111
                           Attention:  Mitchell Stevko, Managing Director
                                       Facsimile: (415) 277-1552


                  If to the Company:


                           eMarketplace, Inc.
                           255 West Julian Street, Suite 100
                           San Jose, CA 95110

                           Attention:  Robert Wallace
                                       Facsimile: (408) 275-1958

10. MISCELLANEOUS. This agreement may not be modified except in writing signed by each of the parties hereto. This agreement (including the Exhibit hereto) represents the entire understanding between the Company and U.S. Bancorp Piper Jaffray and all prior discussions and negotiations are merged into it. The Company is a sophisticated business enterprise that has retained U.S. Bancorp Piper Jaffray for the limited purposes set forth in this agreement. The parties acknowledge and agree that their respective rights and obligations are contractual in nature. Each party disclaims an intention to impose fiduciary obligations on the other by virtue of the engagement contemplated by this agreement. This agreement shall be governed by and construed in accordance with the laws of the State of Minnesota. Any dispute or controversy arising out of this agreement shall be determined by arbitration in accordance with the rules of the New York Stock Exchange then in effect. The arbitrator shall have authority to award attorneys' fees to the prevailing party. Any arbitration award shall be final and binding upon the Company and U.S. Bancorp Piper Jaffray and judgment upon the award may be entered in any court having jurisdiction. This agreement shall be binding upon and inure to the benefit of any successors, assigns, heirs and personal representatives of the Company and U.S. Bancorp Piper Jaffray.

eMarketplace, Inc.
March 24, 2000
Page 6


Please confirm that the foregoing correctly and completely sets forth our understanding by signing and returning to us the enclosed duplicate of this engagement agreement.

Sincerely,

U.S. BANCORP PIPER JAFFRAY INC.



By /s/ CHAD ABRAHAM
   ----------------------------
   Chad Abraham
   Managing Director


Agreed and accepted as of the date first above written.



eMARKETPLACE, INC.


By /s/ ROBERT WALLACE
   ----------------------------
   Robert Wallace
   Chairman and Chief Executive Officer

                         Exhibit A to Engagement Letter

In consideration of the agreement of U.S. Bancorp Piper Jaffray to advise the Company pursuant to the attached Engagement Letter, the Company agrees to indemnify and hold harmless U.S. Bancorp Piper Jaffray, its affiliates (within the meaning of the Securities Act of 1933), and each of their respective partners, directors, officers, agents, consultants, employees and controlling persons (within the meaning of the Securities Act of 1933) (U.S. Bancorp Piper Jaffray and each such other person or entity are hereinafter referred to as an "Indemnified Person"), from and against any losses, damages, expenses and liabilities (collectively "Liabilities") or actions, investigations, inquiries, arbitrations, claims or other proceedings in respect thereof, including enforcement of this agreement (collectively "Actions") (Liabilities and Actions are herein collectively referred to as "Losses"), as they may be incurred (including all reasonable legal fees and other expenses incurred in connection with investigating, preparing, defending, paying, settling or compromising any Losses, whether or not in connection with any pending or threatened Action, and notwithstanding the absence of a final determination as set forth below as to the Company's obligation to reimburse an Indemnified Person for such Losses and the possibility that such payments might later be held to have been improper) to which any of them may become subject and which are related to or arise out of any act, omission, transaction or event contemplated by the Engagement Letter. The Company will not, however, be responsible under the foregoing provisions with respect to any Losses to the extent that it shall have been finally determined by arbitration in accordance with the terms of the Engagement Letter that such Losses resulted primarily from actions taken or omitted to be taken by an Indemnified Person due to its gross negligence or willful misconduct. To the extent that any prior payment has been made by the Company to such Indemnified Person is so determined to have been improper by reason of such Indemnified Person's gross negligence or willful misconduct, U.S. Bancorp Piper Jaffray shall promptly pay such amount to the Company, together with interest, at the prime rate announced from time to time by US Bank, N.A.

If the indemnity referred to in this Exhibit A should be, for any reason whatsoever, unenforceable, unavailable or otherwise insufficient to hold each Indemnified Person harmless, the Company shall pay to or on behalf of each Indemnified Person contributions for Losses so that each Indemnified Person ultimately bears only a portion of such Losses as is appropriate (i) to reflect the relative benefits received by each such Indemnified Person, respectively, on the one hand and the Company on the other hand in connection with the transaction or (ii) if the allocation on that basis is not permitted by applicable law, to reflect not only the relative benefits referred to in clause
(i) above but also the relative fault of each such Indemnified Person, respectively, and the Company as well as any other relevant equitable considerations; provided, however, that in no event shall the aggregate contribution of all Indemnified Persons to all Losses in connection with any transaction exceed the amount of the fee actually received by U.S. Bancorp Piper Jaffray pursuant to the Engagement Letter. The respective relative benefits received by U.S. Bancorp Piper Jaffray and the Company in connection with any transaction shall be deemed to be in the same proportion as the aggregate fee paid to U.S. Bancorp Piper Jaffray in connection with the transaction bears to the total consideration of the transaction. The relative fault of each Indemnified Person and the Company shall be determined by reference to, among other things, whether the actions or omissions to act were by such Indemnified Person or the Company and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such action or omission to act.

The Company also agrees that no Indemnified Person shall have any liability to the Company or its affiliates, directors, officers, employees, agents or shareholders, directly or indirectly, related to or arising out of the Engagement Letter, except Losses incurred by the Company which it shall have been finally determined by arbitration in accordance with the terms of the Engagement Letter to have resulted primarily from actions taken or omitted to be taken by such Indemnified Person due to its gross negligence or willful misconduct. In no event, regardless of the legal theory advanced, shall any Indemnified Person be liable for any consequential, indirect, incidental or special damages of any nature. The Company agrees that without U.S. Bancorp Piper Jaffray's prior written consent it shall not settle any pending or threatened claim, action, suit or proceeding related to the Engagement Letter unless the settlement also includes an express unconditional release of all Indemnified Persons from all liability and obligations arising therefrom, or the Company reaffirms its obligations to indemnify for or contribute to Losses incurred by any unreleased Indemnified Person as herein provided.

Promptly after its receipt of notice of the commencement of any action, any Indemnified Person will, if a claim in respect thereof is to be made against the Company hereunder, notify in writing the Company of the commencement thereof; but omission so to notify the Company will not relieve the Company from any liability hereunder which it may have to any Indemnified Person. If the Company so elects, the Company may assume the defense of such Action in a timely manner, including the employment of counsel (reasonably satisfactory to U.S. Bancorp Piper Jaffray) and payment of expenses, provided the Company acknowledges in writing its unconditional obligation pursuant to this agreement to indemnify U.S. Bancorp Piper Jaffray in respect of such Action and provides to U.S. Bancorp Piper Jaffray evidence reasonably satisfactory to U.S. Bancorp Piper Jaffray that the Company will have the financial resources to conduct such defense actively and diligently and permits U.S. Bancorp Piper Jaffray and counsel retained by U.S. Bancorp Piper Jaffray at its expense to participate in such defense. Notwithstanding the foregoing, in the event U.S. Bancorp Piper Jaffray determines in its sole discretion that it is advisable for the Indemnified Persons to be represented by separate counsel, then U.S. Bancorp Piper Jaffray may employ on behalf of the Indemnified Persons a single separate counsel (and local counsel as necessary) to represent or defend such Indemnified Persons in such action, claim, proceeding or investigation and the Company will pay the fees and disbursements of such separate counsel as incurred.

In the event of any fundamental change involving the corporate structure of the Company, such as by merger, plan of exchange or sale of all or substantially all of its assets, any executory obligations of the Company in this engagement letter shall, if not assumed by operation of law, be assumed by contract by the acquiring entity or arrangements made to protect the interests of U.S. Bancorp Piper Jaffray reasonably satisfactory to U.S. Bancorp Piper Jaffray.

If multiple claims are brought against U.S. Bancorp Piper Jaffray in any Action with respect to at least one of which indemnification is permitted under applicable law and provided for under this agreement, the Company agrees that any judgment, arbitration award or other monetary award shall be conclusively deemed to be based on claims as to which indemnification is permitted and provided for.

The obligations of the Company referred to above shall be in addition to any rights that any Indemnified Person may otherwise have.

                                       -2-